1    SEAFIRST BANK
MEMBER FDIC
Loan No. 604938  and 453817-9
FIRST AMENDED AND RESTATED
PROMISSORY NOTE
$1,950,000.00
November 12, 1996
Seattle, Washington
This First Amended and Restated Promissory Note
("Note") is tile 'Restated Note' referred to in (he Loan Modification and Additional Advance Agreement of even date herewith between Maker and Lender. This Note supersedes and replaces in its entirety but does not constitute a novation of that certain Note dated December 20, 1995, by Maker and payable to Lender in the face amount of $1,688,000.00. This Note contains modifications and changes in the terms of the loan by Lender to Maker.
     FOR VALUE RECEIVED, the undersigned ("Maker")
promise(s) to pay to the order of BANK OF AMERICA NW, N.A., doing business as SEAFIRST BANK ("Lender"), at its principal office in Seattle, Washington, or at such other place or places or to such other party as the "Holder" (defined below) may from time to time designate in writing, the principal sum of ONE MILLION NINE HUNDRED FIFTY
THOUSAND AND NO/100 DOLLARS ($1,950,000.00), or so much thereof as may be advanced, in ]awful money of the United States of America, together with interest thereon, on the following agreements, terms and conditions The term
"Holder" as used in this Note means Lender or any future holder of this Note, and their successors and Assigns
I TERM This Note shall have an initial term (the "Construction Term") expiring on January 1, 1997 The last day of the Construction Term is referred to in this Note
as the "Maturity Date" If Maker is not then in default
under this Note or any other documents or instruments executed by Maker in connection with the loan (the "Loan") evidenced by this Note (collectively with this Note, the "Loan Documents"), on or before the last day of the Construction Term, the Loan shall convert to a permanent loan (the "Permanent Loan") if Maker has complied with the following conditions, and with all other conditions as may be specified in any other Loan Document:
      (a) Maker shall have provided the Holder with current financial statements of Maker, any general partner in Maker and any guarantor of the Loan, each certified as correct by the appropriate party, showing no material adverse change in any such person's or entity's financial condition from
the date of this Note, and otherwise acceptable to the
Holder in its sole discretion;
      (b) Maker is not then in default under this Note or
any other Loan Document;
      (c) The improvements to be constructed with the proceeds of the Loan shall have been completed in accordance with the plans and specifications for the improvements approved by Lender and a certificate of occupancy shall have been issued by the applicable governmental authority allowing the use and occupancy of the improvements for their intended purposes; and
      (d) Maker shall have complied with such other conditions to the conversion as the Holder may reasonably require and specify in writing prior to the date of the conversion
If the Loan is converted to the Permanent Loan as provided above, the Maturity Date shall be extended to that date which is one hundred twenty (120) months from the first day of the first calendar month following the date of the conversion unless otherwise agreed in writing by the Holder First Amended and Restated Promissory Note
2 INTEREST Interest shall commence to run on each advance under this Note from the date of the advance and will be computed on the outstanding balance of this Note as it exists from time to time at the interest rates provided for in subparagraphs 2(a) and 2(b) below, as applicable
After maturity, or after default, interest shall accrue on the outstanding principal balance of this Note at an interest rate equal to four percentage points (4%) per
annum above the interest rate otherwise applicable to this
Note.
     (a) Construction Term Interest. During the
Construction Term, the principal balance of this Note shall bear interest at a per annum interest rate equal to the sum of the publicly announced prime rate (the "Prime Rate") of Lender, as the same may change from time to time, plus three hundred twenty-five onethousandths of one percentage point (0325%) per annum interest rate adjustments caused by changes to the Prime Rate shall be effective the same day as the adjustments to the Prime Rate are effective Interest on this Note during the Construction Term shall be computed on the basis of a 360-day year and the actual number of days elapsed in the period for which interest is payable
     (b) Permanent Loan Interest If the Loan converts to
the Permanent Loan, interest shall accrue on the principal balance of this Note either at a variable interest rate as provided in subparagraph 2(b)(i) below (the "Variable Rate"), or at a fixed interest rate as provided in subparagraph 2(b)(ii) below (the "Fixed Rate") After conversion to the Permanent Loan, interest on this Note shall be calculated using a 30-day month and a 360-day year
   		(I) Variable Rate Unless Maker elects to have interest calculated at the Fixed Rate pursuant to subparagraph 2(b)(ii) below, interest shall accrue on the principal balance of this Note at the Variable Rate The initial Variable Rate shall be equal to the "LIBOR index" (defined below) as of the date the Loan converts to the Permanent Loan, plus two and three-fourths percentage points (2750%) per annum, rounded to the next highest one-eighth of one percent (0.125%) The Variable Rate, if applicable, will change five (5) months after the first payment date stated in subparagraph 3(b) below, and every sixth (6th) month thereafter (each such date being referred to in this Note as an "Interest Change Date")
     (1) LIBOR Index Current Index - Changes in the
Variable Rate will be based on changes in the 180-day LIBOR as defined below (the "LIBOR index") If the LIBOR Index is no longer available, the Holder will choose a new index
based upon comparable information and give Maker notice of the choice The most recently available LIBOR Index fifteen
(15)Business Days before each interest Change Date is the
"Current Index"
     (2) Calculation of Variable Rate - Before each
interest Change Date, if applicable, the Holder will calculate the new Variable Rate which shall be equal to the Current Index, plus two and three-fourths percentage points (2 750%) per annum, rounded to the next highest one-eighth of one percent (0 125%) This new interest rate will be the Variable Rate until the next interest Change Date
     (3) LIBOR means the London Interbank Offer Rate, adjusted at the Holder's option for statutory reserves, deposit insurance, regulatory capital, taxes and assessments, in any, and is the average of the rates of interest, on a per annum basis, at which deposits in United States dollars having a term of 180 days are offered by major banks in immediately available funds to prime banks
in the London Interbank market at 11:00 A M (London time)
on the date the Loan converts to a Permanent Loan, or the
day which is fifteen (15) Business Days prior to the applicable interest Change Date, as applicable This rate is reported on Telerate, a national and international medium which provides interest rate quotations daily, as quoted by the British Bankers Association as interest Settlement
Rates on page 3750 (or such other page as may replace it) Such interest rate quotation, as provided by Telerate, shall be deemed conclusive and final with respect to LIBOR determinations for so long as Telerate continues to make such interest rate reports if Telerate or the British
Bankers Association report is no longer available For 180-day maturities, a comparable publication or report containing such information selected by the Holder will be used. If there is no such publication or comparable publication containing such information, the 180-day LIBOR shall be the average rate (rounded if necessary to the nearest one thousandth of a percent) at which dollar deposits having a maturity of 180 days are offered by at least two major banks in an interbank market where Eurodollars are being traded to prime banks in immediately available Funds on the LIBOR determination date described above or as soon thereafter as such offer quotes can be obtained.
     (4) Business Day means a day on which commercial banks are generally open for business in Seattle, Washington and London, England
     (5) The amount of adjustment for reserves, deposit insurance, regulatory capital, taxes and assessments may change an any Interest Change Date depending on such charges then being assessed against the Holder Such charges may change due to various factors. including but not limited to, changes in the requirements for reserves and capital adequacy promulgated by the Federal Reserve System of the United States and/or other state and federal regulatory agencies, statutory changes affecting the
Holder, and/or imposition of taxes, FDIC fees and/or assessments Each determination of an adjustment amount shall be made by the Holder in its sole and absolute discretion and shall be conclusive and binding upon Maker and shall be determined without benefit of or credit for prorations, exceptions or offsets that may be available to the Holder from time to time.
     (ii) Fixed Rate Prior to the date the Loan converts to the Permanent Loan, Maker may elect by written notice to the Holder to have interest on the entire principal amount
of this Note calculated for the entire term of the
permanent Loan at a Fixed Rate, as provided below Further,
so long as Maker is not in default under the terms of this Note or any Loan Document, at any time after the Loan converts to the Permanent Loan, Maker at its option, and upon the payment of a fee to the Holder equal to 0250% of
the then outstanding principal balance of this Note (or
$500 00, whichever is greater), may elect by written notice to the Holder to have interest calculated on the entire principal balance of this Note at a Fixed Rate calculated as provided below for the remainder of the term of the Permanent Loan Maker's ability to fix the interest rate on this Note pursuant to this subparagraph 2@)(ii) is
subject to the availability to the Holder of match funding opportunities for a time period equivalent to the term of this Note following the date of Maker's election to fix the interest rate.
     (1) Calculation of Fixed Rate If Maker elects to have
a Fixed Rate apply to this Note, interest shall accrue on
the principal balance of this Note at a per annum rate
equal to Lender's reserve adjusted "Fixed Rate Index" as quoted by Lender on the date the interest rate is converted to the Fixed Rate, for a period equivalent to the term of the Permanent Loan or remainder thereof, as applicable),
plus two and thirty-three one-hundredths percentage points (2330%) per annum, rounded upward to the next highest one-eighth of one percent (0125%) The Fixed Rate Index may be adjusted at the Holder's option to reflect statutory reserves, deposit insurance, regulatory capital, taxes and assessments, if any, as set forth in subparagraph
2(b)(i)(5) above.
     (2) Date of Conversion - The interest rate will be converted to the Fixed Rate on the date the Holder receives Maker's written notice electing the Fixed Rate option, provided such notice is received before noon, Seattle time, on a Business Day, and the fee payable in connection with the election has been received by Holder If notice is received by Holder after noon, Seattle time, on a Business Day, the interest rate applicable to this Note will convert to a Fixed Rate on the next Business Day, For purposes of this subparagraph 2(b)(ii)(Z) only, the term "Business Day" means a day on which commercial banks are generally open for business in Seattle, Washington
3 PAYMENTS
     (a) Construction Term Payments During the Construction Term, Maker shall make monthly payments of interest on this Note as it accrues Payments shall be due on the first day of each calendar month during the Construction Term, commencing on the first day of the first calendar month following the initial advance by the Holder under this
Note.
     (b) Permanent Loan Payments if the Loan converts to
the Permanent Loan Maker shall make monthly payments of principal and interest to the Holder, in amounts sufficient to fully amortize the principal balance of this Note over a twenty (20) year amortization period in substantially equal payments, based on the interest rate applicable to this
Note, calculated as provided below Such monthly payments of principal and interest shall be due on the first day of each calendar month during the term of the Permanent Loan, commencing on the first day of the second calendar month following the month in which the Loan converts to the Permanent Loan The monthly payments required on this Note following conversion to the Permanent Loan shall be calculated as follows:
     (i) Variable Rate Payments If interest is accruing on this Note at a Variable Rate, the amount of the initial monthly payments shall be in an amount sufficient to fully amortize the principal balance of this Note at the initial Variable Rate, in substantially equal monthly payments over the amortization period specified above Promptly after the Loan converts to the Permanent Loan, the Holder will provide Maker with a dosing statement (or other written notice) which will confirm the initial Variable Rate and the amount of the initial principal and interest payments
due under this Note. The monthly payment will change after each Interest Change Date to an amount sufficient to repay the then unpaid principal balance of this Note in full at the then current interest rate, in substantially equal monthly payments over the balance of the amortization period specified above Until the payment is again changed, Maker shall pay the new monthly payment each month beginning on the first day of the first calendar month
alter the applicable Interest Change Date The Holder will mail or deliver to Maker a notice of any changes in the interest rate applicable to this Note, and any resulting changes in the monthly payments required under this Note, prior to the date the first payment is due after the applicable interest Change Date.
     (ii) Fixed Rate Payments If interest is accruing on
this Note at a Fixed Rate, the amount of the monthly
payments shall be in an amount sufficient to fully amortize the principal balance of this Note at the applicable Fixed Rate, in substantially equal monthly payments over the amortization period specified above, or the remainder thereof, as applicable The applicable Fixed Rate and the amount of the monthly principal and interest payments due under this Note shall be confirmed in writing by the Holder (either pursuant to a closing statement or other written notice) after the interest rate is fixed and prior to the date the first payment is due at the Fixed Rate.
     (c) General At the option of the Holder, all payments under this Note, including payment at maturity, shall be made in same day funds On the Maturity Date (as the same
may be extended as provided in this Note), the unpaid principal balance of this Note, all unpaid accrued interest and all other sums then due and owing pursuant to this Note or any other Loan Document shall be due and payable in full.
Each payment shall be applied first, at Holder's option, to any unpaid late charges or other sums payable by Maker under this Note or any other Loan Document, then to
interest to the due date of the payment, and then to the principal balance of this Note.
4 AUTOMATIC WITHDRAWAL The payments on this Note and any other sums secured by the Deed of Trust will be deducted on the first (Sit) day of each month from Seafirst Deposit Account No. 6831402, or such other Seafirst Deposit Account as may be authorized in the future.
5 LATE CHARGES; RETURNED ITEM FEE In any payment due hereunder is not received by the Holder within fifteen (1
5) days of the due date, at the option of the Holder
without waiving such default or any of its remedies, a late charge shall be added to the delinquent payment in the amount of four percent (4%) of the full payment not
timely paid Any such late charge shall be due and payable
on demand, and the Holder, at its option, may (a) refuse
any late payment or any subsequent payment unless
accompanied by the applicable late charge, (b) add the late charge to the principal balance of this Note, (c) pay any late charge with advances of the undisbursed proceeds of the Loan, if any, or (d) treat the failure to pay the late charge as demanded as a default under this Note If a late charge is added to the principal balance of this Note, it shall bear interest at the same rate as the principal balance of this Note Any payment to Holder by check, draft
or other item shall be received by Holder subject to collection and will constitute payment when collected not when received For each "nsf' or returned check, draft or other item, in addition to any applicable late charge,
Maker shall pay to the Holder on demand a returned item fee in accordance with the Holder's schedule of such fees then in effect.
6 PREPAYMENT During the Construction Term, and thereafter,
so long as interest is calculated on this Note at a
Variable Rate, this Note may be prepaid in whole or in
part, at any time, without payment of a prepayment fee
During any period when a Fixed Rate is applicable to this Note, this Note may be prepaid only as set forth in Exhibit
A attached partial prepayments, if permitted, shall not postpone nor reduce the amount of the monthly payments required under this Note.
7 DEFAULT After a default under any of the Loan Documents,
or if Maker fails to make any payment under this Note when due, the Holder, at its option, without notice to Maker(except as provided below), may declare the entire principal balance of this Note and all unpaid accrued interest thereon and other charges payable by Maker pursuant to this Note or any other Loan Document
immediately due and payable in full, and the Holder may exercise any and all other rights or remedies available to it under any Loan Document, at law or in equity Any additional interest due because of a default shall accrue from the date of default and shall be paid as a condition to the curing of the default Notwithstanding the foregoing, the Holder will not accelerate the Maturity Date (a)
because of a monetary default by Maker under this Note or
any other Loan Document unless the default is not cured within ten (10) days of the date on which the Holder mails or delivers written notice of the default to Maker, or (b) because of a nonmonetary default by Maker under this Note or any other Loan Document unless the default is not cured within thirty (30) days of the date on which the Holder mails or delivers written notice of the default to Maker
For purposes of this Note, the term "monetary default"
means a failure by Maker to make any payment required pursuant to this Note or any other Loan Document, and the term "nonmonetary default " shall mean a failure by Maker to perform any obligation contained in this Note or any
other Loan Document. other than the obligation to make the payments provided for in this Note or any other Loan
Document if the nonmonetary default is capable of being
cured and cannot reasonably be made within the thirty (30) day cure period, the cure period shall be extended up to ninety (90) days so long as Maker has commenced action to cure within the thirty (10) day cure period, and in the Holder's opinion, Maker is proceeding to cure the default with due diligence None of the foregoing shall be construed to obligate the Holder to forbear in any other manner
From exercising its remedies and the holder may pursue any other rights or remedies which the Holder may have because of the default.
8 CUMULATIVE REMEDIES The rights and remedies of any Holder under this Note or any other Loan Document, or at law or in equity, shall be cumulative and concurrent, may be pursued singly, successively or together against Maker, any guarantor of this Note, or any security for this Note A failure by any Holder to exercise its option to accelerate this Note upon the occurrence of a default or to exercise any other rights to which it may be entitled shall not constitute a waiver of the right to exercise such option or any such rights in the event of any any subsequent default whether of the same or a different nature.
9 WAIVERS Maker and all endorsers, guarantors and all other persons or entities who may become liable for all or any pan of the obligations evidenced by this Note, jointly and severally waive diligence, presentment, protest and demand, and also notice of protest, demand, non-payment, dishonor or maturity and also recourse to suretyship defenses generally; and consent to any and all renewals, extensions and modifications of the terms of this Note or any other
Loan Document, including the time for payment, and agree
any such renewal, extension or modification or the release
or substitution of any security for the indebtedness evidenced by this Note or any other indulgences, shall not affect the liability of said parties for the indebtedness evidenced by this Note. Any such renewals, extensions, modifications, releases or indulgences may be made without notice to such parties.
10 COSTS AND EXPENSES Whether or not suit is brought Maker shall pay on demand all costs and expenses, including attorneys' fees and costs and allocated costs of in-
house legal counsel, incurred by or on behalf of the Holder in connection with this Note, including without limitation costs incurred in the collection of this Note, in protecting the security for this Note or in foreclosing or enforcing this Note or any other Loan Document, or resulting from the Holder being made a party to any litigation because of the existence of this Note or any other Loan Document. Without limiting the generality of the foregoing, if Maker becomes the subject of any bankruptcy or insolvency proceeding, Maker shall pay all fees and expenses incurred by the Holder in connection with such bankruptcy or insolvency proceeding
     II MAXIMUM INTEREST Maker represents and warrants the proceeds of this Note shall be used solely for commercial, investment and business purposes, and not for personal, family or household purposes Notwithstanding any other provision of this Note or any other Loan Document, interest, loan fees and charges payable by reason of the indebtedness evidenced by this Note shall not exceed the maximum, if any, permitted by applicable law If by virtue of applicable law, sums in excess of such maximum would otherwise be payable, then such excess sums shall be construed as having been immediately applied by the Holder to the principal balance of this Note when received If at
the time any such sum is received by the Holder, the principal balance of this Note has been paid in full, such sums shall be promptly refunded by the Holder to Maker, less any sums due to the Holder.
     12 SECURITY, This Note is secured by a deed of trust dated December 10. 1995 (the "Deed of Trust") encumbering certain real property located in Spokane County, Washington (the "Property") Unless otherwise specified in this Note, all notices given pursuant to this Note must be in writing and will be effectively given if given in accordance with the terms of the Deed of Trust.
     13 GENERAL This Note shall be binding upon Maker and Maker's beneficiaries, heirs devisees, personal representatives, successors and assigns if Maker consists of more than one person or entity, all of such persons and entities shall be jointly and severally liable for Maker's obligations under this Note This Note is governed by and shall be construed in accordance with the laws of the State of Washington Each person or entity executing this Note consents to the non-exclusive personal jurisdiction and venue of the courts of the State of Washington and the
United States federal courts located therein, in any action relating to or arising out of the enforcement or interpretation of this Note or any other Loan Document Each such person or entity further agrees not to assert in any such action that the proceeding has been brought in an inconvenient forum.
    14 ARBITRATION. Any dispute relating to this Note or
the Loan (whether in contract or tort) shall be settled by arbitration if requested by Maker, the Holder or any other party to the dispute (such as a guarantor); provided, both Maker and the Holder must consent to a request for arbitration relating to an obligation secured by real property The arbitration proceedings shall be held in Seattle, Washington in accordance with the commercial arbitration rules of the American Arbitration Association, and the United States Arbitration Act(i.e., Title 9, USC) There shall be one arbitrator who shall decide whether an issue is arbitrable or whether any claim is barred by a statute of limitations judgment on the arbitration award may be entered in any court having jurisdiction.
Commencement of a lawsuit shall not constitute a waiver
of the right of any party to request arbitration if the lawsuit is contested Each party shall have the right before, during and after the commencement of any
arbitration proceeding to exercise any of the following remedies in any order or concurrently: (i) self-help remedies such as setoff or repossession; (ii) judicial or nonjudicial foreclosure against real or personal property collateral; and (iii) provisional remedies including injunction, appointment of receiver, attachment, claim and delivery and replevin. The exercise of any such remedy shall not waive a party's right to request arbitration Nothing in this paragraph shall limit in any way any right tile Holder may have to foreclose the Deed of Trust judicially as a mortgage, or nonjudicially pursuant to the power of sale.
     15. DISPUTED OBLIGATIONS. All communications
concerning disputed debts and obligations of Maker under
this Note or any other Loan Document, including without limitation disputes as to the amount of any payment, fee or charge, and including as instrument tendered as full satisfaction of a disputed debt, must be in writing and must be sent to the following address, or to such other address as the Holder may hereafter specify:
     Seafirst Bank
     Attention: Loan Servicing Manager
     Real Estate Group (CSC-14)
     701 Fifth Avenue, Floor 14
     Seattle, Washington 98104
Any such communication should include the name of Maker,
the applicable loan number, a description of the dispute
and the relief or remedy requested, and an address and telephone number where the person sending the notice fan be contacted.
NOTICE: ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.
MAKER:
THE COEUR D'ALENES COMPANY,
an Idaho corporation
By: Marilyn Schroeder
Its: Treasurer